FNB FINANCIAL CORPORATION


	PROXY STATEMENT FOR THE ANNUAL MEETING OF


	SHAREHOLDERS TO BE HELD APRIL 24, 2001


	________________________________



	GENERAL

Introduction, Day, Date, Time and Place of Meeting

	FNB Financial Corporation, a Pennsylvania business corporation, is furnishing this proxy statement in connection with the solicitation by its board of directors of proxies to be voted at the Annual Meeting of Shareholders of the corporation. The corporation is holding the Annual Meeting at the main office of The First National Bank of McConnellsburg, 101 Lincoln Way West, McConnellsburg, Pennsylvania, 17233, on Tuesday, April 24, 2001, at 1:00 p.m., Eastern Time.

	The principal executive office of the corporation is located at 101 Lincoln Way West, McConnellsburg, Pennsylvania 17233. The telephone number for the corporation is (717) 485-3123. Please direct all inquiries to Daniel E. Waltz, Secretary/ Treasurer of the corporation. The First National Bank of McConnellsburg is a wholly owned subsidiary of the corporation.

Solicitation and Voting of Proxies

	We are first sending this proxy statement and the enclosed form of proxy to shareholders of the corporation on or about March 19, 2001.

	Shares represented by proxies, if properly signed and returned, will be voted in accordance with the specifications made on the form of proxy by the shareholder. If the shareholder does not make any selections on the proxy, the proxy holders will vote his or her shares FOR the election of the three nominees for Class 2 Director named below and FOR the ratification of the selection of Smith Elliott Kearns and Company, Certified Public Accountants, as the independent auditors for the corporation for the year ending December 31, 2001. Execution and return of the enclosed proxy will not affect a shareholder's right to attend the annual meeting and vote in person, after giving written notice to the Secretary of the corporation.

	The corporation will pay for preparing, assembling, printing, mailing, and soliciting proxies, and any additional material, which the corporation may furnish shareholders in connection with the annual meeting. In addition to the use of the mails, certain directors, officers and employees of the corporation and the bank may solicit proxies personally or by telephone, facsimile, or other electronic means. The corporation will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons, and, upon request, the corporation will reimburse them for their reasonable forwarding expenses.
Page 1 of 21 Pages

Revocability of Proxy

	A shareholder who returns a proxy may revoke the proxy at any time before it is voted only:

     * by giving written notice of revocation to Daniel E. Waltz,
		  Secretary, FNB Financial Corporation, 101 Lincoln Way West, McConnellsburg, Pennsylvania, 17233;

	* by executing a later-dated proxy and giving written notice thereof to the Secretary of the corporation; or

	* by voting in person after giving written notice to the Secretary of the corporation.

Voting Securities and Quorum

	At the close of business on Monday, March 5, 2001, the corporation had issued and outstanding 800,000 shares of common stock, par value $0.315 per share, the only authorized class of stock.

	Only shareholders of common stock of record at the close of business on Monday, March 5, 2001, will be entitled to notice of and to vote at the annual meeting. Cumulative voting rights do not exist with respect to the election of directors. On all matters to come before the annual meeting, each share of common stock is entitled to one vote.

Quorum and Votes Required for Approval

	Under Pennsylvania law and the By-laws of the corporation, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast shall constitute a quorum for the transaction of business at the annual meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter. The corporation will not count broker non-votes in determining the presence of a quorum. A broker non-vote occurs when a broker nominee, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner. Those shareholders present, in person or by proxy, may adjourn the meeting to another time and place if a quorum is lacking.

	Assuming the presence of a quorum, the three nominees for director receiving the highest number of votes cast by shareholders entitled to vote shall be elected. Votes withheld from a nominee and broker non-votes will not be cast for the nominee.

Page 2 of 21 Pages


	In addition, there is no cumulative voting for the election of the directors. Each share of common stock is entitled to cast only one vote for each nominee. For example, if a shareholder owns ten shares of common stock, he or she may cast up to ten votes for each of the named three Class 2 Directors to be elected.

	Assuming the presence of a quorum, the affirmative vote of a majority of all votes cast by shareholders is required for the ratification of the selection of independent auditors.
Abstentions and broker non-votes are not "votes cast" and therefore do not count either for or against ratification. Abstentions and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority by reducing the total number of shares voted from which the required majority is calculated.

	PRINCIPAL BENEFICIAL OWNERS OF THE CORPORATION'S STOCK

Principal Owners

	The following table sets forth, as of March 5, 2001, the name and address of each person or entity who owns of record or who is known by the board of directors to be the beneficial owner of 5%
or more of the corporation's outstanding common stock, the number of shares beneficially owned by the person and the percentage of the outstanding common stock so owned. The footnotes to this table are set forth below the "Beneficial Ownership by Officers,
Directors and Nominees" table, immediately following. Unless otherwise indicated, the reporting person or entity individually owns all shares.
                          Amount and Nature
					  Of Beneficial           Percent of
Name and Address           Ownership   (1)           Class

Estate of     				63,452			   7.93%
Forrest R. Mellott
HCR 80 Box 1
Big Cove Tannery, PA 17212

Harvey J. Culler			40,158			   5.02%
371 South Second Street
McConnellsburg, PA 17233

Beneficial Ownership by Officers, Directors and Nominees

	The following table sets forth, as of March 5, 2001, the amount and percentage of the common stock of the corporation beneficially owned by each director, each nominee for director, and all officers, directors and nominees as a group. Unless otherwise indicated, the reporting person individually owns all shares.
Page 3 of 21 Pages

Name of Individual or        Amount and Nature of      Percent of
Identity of Group        Beneficial Ownership (1)(2)    Class (3)

Current Class 2 Director (to serve until 2001)

George S. Grissinger				 24,200	(4)		   3.03%

Current Class 2 Directors (to serve until 2001)
and Nominees for Class 2 Directors (to serve until 2004)


Harvey J. Culler    				 40,158  	(5)		   5.02%
John C. Duffey       			  2,650  	(6)		    ---

Nominee for Class 2 Director (to serve until 2004)

Craig E. Paylor				       1,312   (7)		    ---

Current Class 3 Directors (to serve until 2002)

Henry W. Daniels     		      20,000  	(8)		   2.50%
H. Lyle Duffey       			  7,320  	(9)		    ---
David A. Washabaugh, III	           10,000  	(10)		   1.25%
Daniel E. Waltz					  2,264   	(11)		    ---

Current Class 1 Directors (to serve until 2003)

Patricia A. Carbaugh		              540  	(12)		    ---
Harry D. Johnston, D.O.          	 30,756	(13)		   3.84%
Paul T. Ott    				       9,440  	(14)		   1.18%
Lonnie W. Palmer		              320  	(15)		    ---

All Officers, Directors and Nominees
 as a Group (12 persons)		     148,960               18.62%

(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after March 5, 2001. Beneficial ownership may be disclaimed as to certain securities.







Page 4 of 21 Pages


(2) Information furnished by the directors and the corporation.

(3) Less than 1% unless otherwise indicated.

(4) Includes 11,000 shares held individually by Mr. Grissinger;
11,000 Shares held individually by his spouse; 2,200 shares held jointly with his spouse.

(5) Includes 200 shares held individually by Mr. Culler;
39,958 shares held in trust for the benefit of his children.
Mr. Culler has sole power to vote the shares held in trust and to revoke the trust.

(6) Includes 2,530 shares held individually by Mr. John Duffey;
120 shares held by his daughters over which he has voting power.

(7) Includes 498 shares held individually by Mr. Paylor and 814 shares held individually by his spouse.

(8) Includes 8,750 shares held individually by Mr. Daniels;
6,500 shares held individually by his spouse; 4,750 shares held jointly with his son.

(9) Includes 5,720 shares held individually by Mr. Lyle Duffey;
100 shares held individually by his spouse; 1,500 shares held jointly and equally with his three sons.

(10) Includes 578 shares held individually by Mr. Washabaugh;
8,338 shares held jointly with his spouse; 1,084 shares held individually by his spouse.

(11) Includes 824 shares held individually by Mr. Waltz; 1,440 shares held jointly with his mother and sisters.

(12) Includes 540 shares held individually by Ms. Carbaugh.

(13) Includes 3,670 shares held individually by Dr. Johnston;
15,746 shares held individually by his spouse; 10,000 shares held jointly with his son; 1,340 shares held by his son who resides in the same household.

(14) Includes 3,200 shares held individually by Mr. Ott; 6,040 shares held jointly with his spouse; 200 shares held individually by his spouse.

(15) Includes 100 shares held individually by Mr. Palmer; 220 shares held jointly with his spouse.





Page 5 of 21 Pages


	ELECTION OF DIRECTORS

  The By-laws of the corporation provide that the board of directors shall consist of not less than five nor more than twenty-five members. The board of directors may determine the exact number of directors by resolution from time to time. The By-laws further provide for a classified board of directors with staggered three-year terms of office. During 2000, following the death of one Class 2 Director, Forrest R. Mellott, the board fixed the total number of directors at eleven, with three Class 2 Directors. The term of the Class 2 Directors expires at the 2001 Annual Meeting of Shareholders. Accordingly, at the 2001 Annual Meeting, shareholders shall elect three Class 2 Directors to serve a three-year term and until their successors are elected and qualified.

	One of the Class 2 Directors, George S. Grissinger, will retire from the Board at the end of his elected term and is, therefore, not a nominee for reelection. The Board has nominated Craig E. Paylor to fill the vacant board seat. Mr. Paylor has served as a director of the bank since January 10, 2000. The board of directors has also nominated the two other current Class 2 Directors, Harvey J. Culler and John C. Duffey. The three nominees for Class 2 Directors are as follows:

	?	Harvey J. Culler
	?	John C. Duffey
	?	Craig E. Paylor

	Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the three nominees for Class 2 Director named above. If any nominee should become unavailable for any reason, proxies will be voted in favor of a substitute nominee as the board of directors of the corporation shall determine. The board of directors has no reason to believe that, if elected, the nominees named will be unable to serve. A majority vote of the directors then in office may fill any vacancy occurring on the board of directors of the corporation for any reason until the expiration of the term of the vacancy.

	The board of directors recommends that shareholders vote FOR the election of the above nominees for director.

	BOARD OF DIRECTORS

	The board of directors of the corporation oversees all business, property and affairs of the corporation. The Chairman and Officers keep the board informed of the corporation's business through discussions at board meetings and the dissemination of information. The following biographies contain certain

Page 6 of 21 Pages


information with respect to the corporation's directors and the nominees for Class 2 Director, as of March 5, 2001:


                _________________________________

	CURRENT CLASS 2 DIRECTOR
WHOSE TERM EXPIRES IN 2001
_________________________________


George S. Grissinger		Mr. Grissinger (age 84) is a retired
					businessman. He has served as a director of the corporation since 1987 and of the bank since 1959.

                _________________________________

	CURRENT CLASS 2 DIRECTORS
	WHOSE TERMS EXPIRE IN 2001
	AND
	NOMINEES FOR CLASS 2 DIRECTORS
	WHOSE TERMS EXPIRE IN 2004
_________________________________


Harvey J. Culler		Mr. Culler (age 75) is the Chairman of
					the Board of H.J. Culler, Inc., a bulk
milk	transportation business.  He has
					served as a director of the corporation
					since 1987 and of the bank since 1960.

John C. Duffey* 		Mr. Duffey (age 47) has served as
					President and Chief Executive Officer
					of the corporation since 1995 and of the bank since 1993. He has been a director of the corporation and bank since 1988.

                __________________________________

	NOMINEE FOR CLASS 2 DIRECTOR
				WHOSE TERMS EXPIRE IN 2004
__________________________________


Craig E. Paylor		Mr. Paylor (age 45) is a Senior Vice
					President with JLG Industries, Inc., a
					manufacturer of mobile lifts and cranes.
					He has served as a director of the bank
					since January 2001.

Page 7 of 21 Pages


__________________________________

	CLASS 3 DIRECTORS
	WHOSE TERMS EXPIRE IN 2002
                __________________________________


Henry W. Daniels		Mr. Daniels (age 79) is a retired
banker. He is Vice Chairman of the Board
	     				of the corporation, a position he has
held since 1987. He has served as a
director of the corporation since 1987
and of the bank since 1956.


H. Lyle Duffey*   	 	Mr. Duffey (age 78) is a retired
minister.  He is Chairman of the Board
of the Corporation, a position he has
held since 1987.  He has served as a
director of the corporation since 1987
and of the bank since 1956.

David A. Washabaugh III	Mr. Washabaugh (age 65) is the retired
					President of Fulton Motor Sales, Inc.,
					an automobile dealership.  He is the
					Vice Chairman of the bank, a position he has held since 2000. He has served as a director of the corporation since 1987 and the bank since 1980.

Daniel E. Waltz			Mr. Waltz (age 38) has served as the
					Treasurer of the corporation since 1995,
					Secretary of the corporation since 2000
					and Secretary of the bank since 1995. He
					has served as Senior Vice President and
					Chief Financial Officer of the bank
					since 1993. He has served as a director
					of the corporation since 1995 and the
					bank since 1990.
                ________________________________

	CLASS 1 DIRECTORS
	WHOSE TERMS EXPIRE IN 2003
                ________________________________

Harry D. Johnston		Dr. Johnston (age 64) is a physician. He
					is Vice President of the corporation, a
					position he has held since 1987. He has
					served as a director of the corporation
					since 1987 and the bank since 1980.

Page 8 of 21 Pages

Paul T. Ott			Mr. Ott (age 78) is a retired
					businessman. He has served as a director
of the corporation since 1987 and the
bank since 1980.

Patricia A. Carbaugh	  	Ms. Carbaugh (age 57) is an
Administrative Assistant to John L.
Grove.  She has served as a director of
the corporation since 1997 and the bank
since 1990.

Lonnie W. Palmer		Mr. Palmer (age 48) is a Dairy Farmer.
He has served as a director of the
corporation since 1997 and the bank
since 1994.

* H. Lyle Duffey, Chairman of the board of the corporation and John C. Duffey, Director and President of the corporation and the bank, are father and son, respectively.

Committees of the Board of Directors
	During 2000, the board of directors maintained thirteen standing committees. The function of each of these committees is described below.

The Audit Committee is composed of independent directors for which information regarding the functions performed by the Committee, its membership, and the number of meetings held during the fiscal year, is set forth in the "Report of the Audit Committee," which follows this section.

The Asset/Liability (ALCO) Committee assists in the allocation of funds within the guidelines established by bank policy based upon such matters as interest rate sensitivity, deposit structures, liquidity, loans, investments and policy adequacy. The committee also makes recommendations on dividends and capital adequacy.

The Directors Loan Committee reviews and approves or disapproves all loan applications between the amounts of $250,000 and $500,000. It also oversees the lending activities of the bank to ensure compliance with regulatory requirements.

The Investment Committee reviews and recommends investment strategies in line with the bank's Investment Policy.

The Nominating Committee sets nominations for directors at the annual meeting of shareholders.

The Executive Committee discusses and reviews matters, which need immediate action beyond the scope of daily management. It also

Page 9 of 21 Pages

functions as the operational authority for the bank when the board is not in session.

The Appraisal Committee assesses real estate property lending standards.

The Public Relations Committee discusses and reviews public relations and marketing strategies.

The Human Resources Committee determines salaries for all employees other than executive officers.

The Security Committee discusses and reviews matters regarding the bank's physical and employee security.

The Facilities Committee oversees the construction and maintenance of the corporation and bank's physical facilities.

The Compensation Committee reviews, discusses and sets salary schedules for the bank's executive officers.

The Electronic Data Processing (EDP) Committee discusses and reviews issues related to the bank's internal computer systems.
	COMMITTEES OF THE BOARD OF DIRECTORS
										     # Meetings
											  Held In
Committee			  Board Members on Committee           2000

Audit				  Daniels, Grissinger, Ott			5

Asset/Liability       Culler, J Duffey, HL Duffey,			7
                      Johnston, Waltz

Director's Loan       Daniels, J Duffey, HL Duffey		    17
                      Ott, Palmer, Washabaugh, Waltz


Investment            Culler, J Duffey, HL Duffey,			2
			       Johnston, Waltz, Washabaugh

Nominating            Daniels, Grissinger				1

Executive             Culler, Daniels, J Duffey,			2
			       HL Duffey

Appraisal             Daniels, J Duffey, Ott, Palmer		1
			       Grissinger

Public Relations      J Duffey, Johnston, Ott,			4
                      Washabaugh, Waltz

Page 10 of 21 Pages

Human Resources	  	  Carbaugh, Culler, Daniels,			2
				  J Duffey, HL Duffey, Johnston,
				  Washabaugh

Security              Johnston, Grissinger				1

Facilities            Culler, J Duffey, Johnston,			2
				  Grissinger, Ott, Washabaugh,
				  Waltz

Compensation          Culler, Daniels, Johnston			1

EDP				  Daniels, HL Duffey, Ott				2
Report of the Audit Committee
	The Audit Committee oversees the corporation's financial
reporting process on behalf of the board of directors. The
corporation's board of directors has not adopted a written charter for the committee.  Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Smith Elliott Kearns and Company, the corporation's independent auditors, are responsible for
performing an independent audit of the corporation's consolidated financial statements and issuing a report thereon. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management,
including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial
statements.

	The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the corporation's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. The Committee discussed with the independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61
(Communication with Audit Committees).

	The corporation's independent auditors also provided to the Committee the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee reviewed these disclosures and letter and discussed with the independent auditors issues relating to their independence from management and the corporation, including any relationships that may impact their objectivity and independence.
Page 11 of 21 Pages

	The Committee discussed with the corporation's internal and independent auditor the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the corporation's internal controls, and the overall quality of the corporation's financial reporting. The Committee held 5 meetings during fiscal year 2000.

	In reliance on the reviews and discussions referred to above, the Committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on From 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the board have also recommended, subject to shareholder approval, the selection of the corporation's independent auditors.

	Aggregate fees billed to the corporation and the bank by Smith Elliott Kearns & Company, the independent auditors, for services rendered during the year ended December 31, 2000, were as follows:

		* Audit and Review Fees            		$21,300
		* Financial Information Systems
		  Design and Implementation Fees		$     0
		* All Other Fees					$18,488


	The Audit Committee is comprised of three directors, all of whom are considered "independent" as defined by the National Association of Securities Dealers (NASD) listing standards. The Board of Directors has determined that no member of the Committee has a relationship with the corporation that may interfere with his independence from the corporation or its management.

	This report of the Audit Committee shall be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the corporation specifically refers to this information by reference, and shall not otherwise be deemed to be filed under these Acts.

	The current members of the Audit Committee have furnished the foregoing report.

		Members of the Audit Committee

		Henry W. Daniels, Committee Chairman
		George S. Grissinger
		Paul T. Ott
Page 12 of 21 Pages
Nominations

     A shareholder who desires to propose an individual for consideration by the board of directors as a nominee for director should submit a proposal in writing to the Secretary of the corporation in accordance with Section 202 of the By-laws of the corporation no later than the close of business on the 30th day preceding the date of the annual meeting. You may obtain a copy of the corporation's By-laws by writing to Daniel E. Waltz, Secretary, FNB Financial Corporation, 101 Lincoln Way West, McConnellsburg, PA 17233.


Board Meetings, Compensation of Directors

	During 2000, the bank's board of directors held 13 meetings, and the corporation's board of directors held 8 meetings. Each of the directors of the corporation, who is also a director of the bank, attended at least 75% of the combined total number of meetings of the board of directors and the committees on which he or she serves.

     Board meetings were held monthly, and each member of the bank's Board of Directors received $250 for each meeting attended, and a $2,000 annual retainer fee. The directors of the corporation do not receive compensation for attendance at the corporation's board of director's meetings, but receive a $1,000 annual retainer fee. In the aggregate, the corporation and bank paid $75,463 in 2000 to all directors for attending all bank and committee meetings of both the corporation and bank's board of directors.

	EXECUTIVE COMPENSATION

	Shown below is information concerning the annual compensation for services in all capacities to the corporation and the bank for the fiscal years ended December 31, 2000, 1999 and 1998 for the
Chief Executive Officer. There was no executive officer of the corporation or the bank whose total annual salary and bonus during 2000 exceeded $100,000.
	Summary Compensation Table
 (a)      (b)     (c)     (d)     (e)
                                  Other                     All
                                 Annual                    Other
                                 Compen-   Stock  Option/ Compen-
                 Salary   Bonus   sation   Awards  SARs    sation
 Name    Year    ($)(1)    ($)     ($)      ($)    (#)     ($)(2)

John C.  2000    95,800   2,200    --       --      --	   1,300
Duffey   1999    94,396   2,000    --       --      --	   3,445
CEO      1998    92,002   1,500    --       --      --	   3,445

Page 13 of 21 Pages


(1) Represents Mr. Duffey's salary as the Chief Executive Officer, an annual director's retainer fee of $2,750, and $3,050 in fees for his service as director in 2000, $2,800 in 1999, and $3,000 in 1998.

(2) Represents the bank's share of the contribution to Mr.
Duffey's 401-K Plan of $1,300 in 2000, $3,445 in 1999, and $3,445
in 1998.

Report of the Compensation Committee on Executive Compensation
	The corporation's overall executive compensation philosophy, which is carried out by the Compensation Committee, is to:

	* Attract and retain quality talent, which is critical to both the short-term and long-term success of the corporation.

	* Reinforce strategic performance objectives through the use of incentive bonus programs.

	* Create a mutuality of interest between executive officers and shareholders through compensation structures that share the rewards and risks of strategic decision-making.

	The committee's approach to total compensation is to offer competitive salaries and benefits as they relate to comparisons with similar market practices. The committee annually examines market compensation levels and trends observed in the labor market through the use of available survey data. For its purposes, the committee has defined the labor market as the pool of executives who are employed in similar positions within financial institutions of similar asset size and geographic region as the First National Bank of McConnellsburg utilizing as the guide the total compensation paid by banks who participate in the annual LR Webber Associates Salary and Benefits Survey. This survey reports on salary information as it relates to 126 Pennsylvania financial institutions. In addition, the committee considers executive performance as it relates to the bank's financial performance as compared to peer groups analyzed in the Uniform Bank Performance Report as prepared by the Federal Financial Institutes Examination Council (FFIEC). Market and survey information are used as a frame of reference for annual total compensation adjustments.

Compensation of Chief Executive Officer
	John C. Duffey, the President and CEO of the corporation and of the bank, has entered into an employment contract as described in a later section of this proxy statement entitled "Employment and Severance Agreements". This contract contains a section entitled "Annual Direct Salary" which specifies that annually, the executive's salary and performance shall be reviewed and compared

Page 14 of 21 Pages


to the salaries and performance of executives in similar positions in like financial institutions. With due consideration to this salary and performance information, the Executive Committee will recommend an annual salary increase to the board of directors. The Executive's final salary level will be set at the discretion of the board of directors.

	The total compensation paid to John C. Duffey as compared to the aforementioned L.R. Webber survey information, places the named executive's total compensation in 2000 at 86.1% of the average total compensation paid to Chief Executive Officers in banks with similar asset sizes, and 64.8% of average total compensation paid to Chief Executive Officers in banks within the Franklin and Fulton County labor market area. Based on the corporation's financial results and relative asset size as compared to other banks in the region, the Committee believes the Executive's total compensation in 2000 was fair.

Compensation of Other Executive Officers

	As related to the total compensation package for other executive officers not named in the compensation table, the committee makes salary decisions utilizing an annual review process with input from the CEO. The annual review process considers the decision-making responsibilities of each executive management position, as well as the experience, work performance, and related skills of position incumbents. No specific weight is given to any individual criteria. Review factors are utilized and weighted at the committee's discretion. To help quantify these measures, the committee utilizes the L.R. Webber Associates Wage and Salary Survey.

Annual Bonus Plan

	The bank provides for bonus payments to reward executive officers for accomplishing certain annual goals and objectives.
Individual executive officer goals and objectives are established utilizing a strategic plan approach.

	The bonus earned by the Chief Executive Officer in 2000 was 2.45% of base salary as compared to 2.23% in 1999. The average bonus earned in 2000 by the remaining six executive officers of the bank other than the Chief Executive Officer was 2.79% of base salary, compared with 2.54% in 1999. The increase in bonus payments to these individuals is directly related to the increase in financial performance of the organization in 2000.

		Members of the Compensation Committee
		Henry W. Daniels, Committee Chairman
		Harvey J. Culler
		Harry D. Johnston
Page 15 of 21 Pages

Employment and Severance Agreements

     John C. Duffey has entered into an employment agreement with the corporation. This agreement specifies a term of employment of five years beginning August 1, 2000 and ending July 31, 2005. This agreement provides that the executive shall serve as the Chief Executive Officer of the corporation and the bank and as a board member of the corporation and the bank, subject to shareholders' election of directors. During this employment term, the executive has agreed to devote substantially all of his working time to the business of the corporation and the bank and has agreed not to enter into any business arrangement that would be deemed competitive to the corporation or the bank. The Employment Agreement provides for an incentive compensation bonus plan to be awarded at the corporation's discretion as described in the above section entitled "Annual Bonus Plan".

	The employment agreement provides fringe benefits equal to those of other employees of the corporation. In addition, the employment agreement provides for the use of a corporate purchased or leased automobile and reimbursement for all operating expenses of this automobile. The employment agreement also provides for reimbursement of all expenses for the executive and, if applicable, the executive's spouse to attend Pennsylvania trade association conventions. The agreement also provides for payment of physical examinations of the executive on an every other year basis by a physician chosen by the executive.

	The employment agreement provides employment shall be at will, but if employment is terminated without cause as defined in the agreement, or the executive resigns for good reason as defined in the agreement, the executive can receive twenty-four months' salary, and the corporation may also be required to pay certain additional benefits. The employment agreement also provides that once the executive's employment has been terminated, he shall keep certain information confidential and shall not compete with the corporation or its subsidiaries for a period of one year.

	The employment agreement contains a "Change of Control" clause, which provides for a severance allowance for the executive in the event of a "Change in Control" equal to twenty-four months' salary. The executive has certain payment options in the event of a Change of Control. The employment agreement defines "Change of Control" as:

	* The acquisition of the beneficial ownership of at least 25% of the corporation's voting securities or substantially all of the assets of the corporation by a single person or entity or a group of affiliated persons or entities other than the corporation or a person or persons who are officers or directors of the corporation;
Page 16 of 21 Pages


	* The merger, consolidation or combination of the corporation or bank with an unaffiliated corporation in which the directors of the corporation or bank, as a result constitute less than a majority of the corporate board of directors of the surviving, new or combined entity, unless the change results from catastrophic accident;

	* During any period of two consecutive terms of this agreement, individuals who at the beginning of such period constitute the Board of Directors of the corporation cease, for any reason, to constitute at least a majority of the board, unless the election of each director who was not a director at the beginning of the two year period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; and

	* An event deemed a "Change of Control" by any federal or state regulatory body.

401(K) Plan

	The corporation does not have a retirement or pension plan. The bank, however, maintains a 401(K) Plan covering all eligible employees who have attained the age of 20 years and completed six months of service. Employees become fully vested after six years of service. Normal retirement is at sixty-five years of age, with a provision for early retirement at age fifty-five. The bank's total contribution to the plan for the year ending December 31, 2000 was $43,360.

Non-Executive Officer Cash Bonus Policy

	The bank's board of directors makes discretionary annual bonus payments to non-executive officer employees and non-officer employees. Factors considered by the board of directors in making a bonus decision include the financial performance of the bank and the degree in which non-executive officers and non-officer employees were able to impact the performance of the organization.

     The bonus is distributed to this group of employees based on a percentage of total wages and their individual contribution to the organization.
	CERTAIN TRANSACTIONS
	There have been no material transactions between the corporation or the bank and any director or executive officer of the corporation or the bank, or any associate of any of the foregoing persons during 2000, nor have any material insider transactions been proposed. The corporation and the bank have had, and intend to continue to have, banking and financial transactions in the ordinary course of business with directors and officers of the corporation and the bank and their associates on Page 17 of 21 Pages comparable terms and with similar interest rates and collateral, as those prevailing at the time for other customers of the bank.

	Total loans outstanding from the corporation and the bank as of December 31, 2000, to the corporation's and bank's officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $1,612,752 or 12.73% of the bank's total equity capital. Loans to these persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collection or present other unfavorable features. The largest aggregate amount of indebtedness outstanding at any time during fiscal year 2000 to officers and directors of the corporation and the bank was $2,529,993. The aggregate amount of indebtedness outstanding as of the latest practicable date, January 31, 2001, to the above-described group was $1,557,779.

	PRINCIPAL OFFICERS OF THE CORPORATION

	The following table sets forth selected information about the principal officers of the corporation as of March 5, 2001, each of whom are elected by the board of directors annually, and each of whom holds office at the discretion of the board of directors:

                                    Bank    # of  Shares    Age
           Office and     Held    Employee  Beneficially   as of
Name      Position Held   Since    Since       Owned      3/5/01

H. Lyle     Chairman of
Duffey      the Board       1987     (1)		  7,320         78


Henry W.
Daniels     Vice Chairman   1987     (1)		 20,000         79

John C.
Duffey      President       1995     1982       2,650         47

Harry D.
Johnston    Vice President  1987     (1)       30,756         64

Daniel E.	  Treasurer
Waltz       and Secretary	   1994     1983       2,264		 38


(1) Messrs. H.L. Duffey, Daniels, and Johnston are not employees of the bank.

Page 18 of 21 Pages

	PRINCIPAL SENIOR OFFICERS OF THE BANK

The following table sets forth selected information about the principal senior officers of the bank as of March 5, 2001, each of whom are elected by the board of directors annually, and each of whom holds office at the discretion of the board of directors:

											    Age
                                     Bank    # of Shares   as of
            Office and      Held   Employee  Beneficially  Mar. 5
Name       Position Held    Since    Since      Owned       2001

John C.    President and    1993     1982       2,650        47
Duffey     Chief Executive
           Officer

Daniel E.  Senior Vice      1993     1983       2,264        38
Waltz      President & Chief
           Financial Officer

Thomas H.  Vice President   1993     1971         400        49
DeShong    and Cashier

Mary Anne  Vice President   1993     1983        1,782       61
Garland    and Customer
		 Service Officer

Brenda     Vice President   1993     1972         416        51
Gordon     and Compliance Officer

Margaret	 Vice President   1999     1983          20        49
A. Kobel	 and Human Resource
		 Officer

William K. Vice President   1999     1999		 0		55
Walker III and Loan Services
		 Division Mgr.


	LEGAL PROCEEDINGS

	The nature of the corporation's and the bank's business generates a certain amount of litigation involving matters arising in the ordinary course of business. However, in the opinion of management of the corporation and bank, there are no proceedings pending to which the corporation and bank are a party, or to which their property is subject, that, if determined adversely to the corporation and bank, would be material in relation to the corporation's and bank's undivided profits or financial condition. There are no proceedings pending other than ordinary routine litigation incident to the business of the corporation and bank.

Page 19 of 21 Pages


In addition, no material proceedings are pending or known to be contemplated against the corporation or bank by government authorities.

	RATIFICATION OF INDEPENDENT AUDITORS

	The board of directors has appointed Smith Elliott Kearns & Company, Certified Public Accountants of Chambersburg, Pennsylvania, as the corporation's independent auditors for its 2001 fiscal year. The board of directors proposes that shareholders ratify this selection. Smith Elliott Kearns &
Company has advised the corporation that none of its members has any financial interest in the corporation. Smith Elliott Kearns & Company served as the corporation's independent auditors for the 2000 fiscal year, assisted the corporation and the bank with the preparation of federal and state tax returns, and provided assistance with regulatory matters. The firm charged the corporation and the bank for these services at its customary hourly billing rates. The corporation's and the bank's Board of Directors approved these non-audit services after due consideration of the accountant's objectivity and after finding them to be wholly independent.

	Ratification of the selection of Smith Elliott Kearns & Company will require the affirmative vote of a majority of the votes cast. Unless a shareholder instructs to the contrary on his or her proxy, the proxy holders will vote for the ratification of the selection of Smith Elliott Kearns & Company as the corporation's independent auditors for the 2001 fiscal year. In the event shareholders do not ratify the selection of Smith Elliott Kearns & Company, the board of directors may choose another accounting firm to provide independent public accountant audit services for the 2001 fiscal year. A representative of Smith Elliott Kearns & Company will be present to make a statement and answer questions at the Annual Meeting.

	The board of directors recommends that the shareholders vote FOR the ratification of the selection of Smith Elliott Kearns &
Company as the independent auditors for the corporation for the year ending December 31, 2001.

	ANNUAL REPORT
	A copy of the corporation's Annual Report for its fiscal year ended December 31, 2000 is enclosed with this proxy statement. A representative of Smith Elliott Kearns & Company, the accounting firm that examined the financial statements in the annual report, will attend the annual meeting. This representative of Smith
Elliott Kearns & Company will have the opportunity to make a statement, if he/she desires to do so, and will be available to respond to any appropriate questions presented by shareholders at the annual meeting.
Page 20 of 21 Pages



	SHAREHOLDER PROPOSALS

	Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the corporation's proxy statement for its 2002 annual meeting of shareholders, including nominations for directors, must deliver the proposal in writing to the Chairman of FNB Financial Corporation at the corporation's principal executive offices at 101 Lincoln Way West, McConnellsburg, Pennsylvania 17233, not later than Monday, November 19, 2001. In addition, regardless of whether a proposal is submitted by the deadline for inclusion in the corporation's proxy statement, if the corporation does not receive notice of a shareholder proposal by February 2, 2002, the proxy holders at the annual meeting may vote on the proposal at their discretion. Nominations for directors, however, will not be considered untimely if submitted by the close of business on the 30th day preceding the annual meeting. See "Nominations" above. The November 19, 2001, deadline for inclusion in the proxy statement still applies.


	OTHER MATTERS

	The board of directors does not know of any matters to be presented for consideration other than those matters described in the Notice of Annual Meeting of Shareholders. If any other matters are properly presented, the proxy holders will vote on the matters in accordance with their best judgment.

ADDITIONAL INFORMATION
	In accordance with Securities Exchange Act Rule 14a-3(3)(1), FNB Financial Corporation, in the future, intends to deliver only one annual report and proxy statement to multiple shareholders sharing an address unless we receive contrary instructions from one or more of the shareholders. This method of delivery is known as "householding". Upon written or oral request, FNB Financial Corporation will promptly deliver a separate copy of the annual report or proxy statement, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. Further, shareholders can notify FNB Financial Corporation at 101 Lincoln Way West, McConnellsburg, Pennsylvania, 17233, or by calling (717)485-3123 and informing us that the shareholder wishes to receive a separate copy of an annual report or proxy statement in the future. In addition, if you are receiving multiple copies of FNB Financial Corporation's annual report or proxy statement, you may request that we deliver only a single copy of annual reports or proxy statements by notifying us at the above address or telephone number.
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